UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021 (May 14, 2021)

Haymaker Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Avenue, Floor 12

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-quarter of one Redeemable Warrant	HYACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	HYAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	HYACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity.

On March 4, 2021, Haymaker Acquisition Corp. III, a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) and one-quarter of one redeemable warrant of the Company (“Public Warrants”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. On March 4, 2021, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 5,333,333 warrants (the “Private Placement Warrants”) to Haymaker Sponsor III LLC at a purchase price of $1.50 per Private Placement Warrant. On March 3, 2021, the underwriters exercised their over-allotment option in part and on March 5, 2021 purchased 1,750,000 Units. In connection with the exercise of the over-allotment option, on March 5, 2021, the Company sold 233,333 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant.

On March 4, 2021, both the outstanding Public Warrants and the Private Placement Warrants (collectively, the “Issued Warrants”) were accounted for as equity within the Company’s balance sheet, and after discussion and evaluation, including with the Company’s independent registered public accounting firm, Marcum LLP, (“Marcum”), the Company has concluded that its Issued Warrants should be presented as liabilities as of March 4, 2021, at fair value, with subsequent fair value changes to be recorded in its financial statements at each reporting period.

On May 14, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management and Marcum, that the Company’s audited balance sheet as of March 4, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2021 (the “Form 8-K”) should no longer be relied upon due to changes required to reclassify the Issued Warrants as liabilities to align with the requirements set forth in the Statement. The Company plans to reflect this reclassification of the Issued Warrants in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, to be filed with SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

In addition, the audit report of Marcum included in the Company’s Form 8-K filed on March 11, 2021 should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haymaker Acquisition Corp. III

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Financial Officer and Secretary

Dated: May 17, 2021